Exhibit 15.1

Consent of V&T Law Firm

August 8, 2025

Skillful Craftsman Education Technology Limited

Shenzhen Bay Science and Technology Ecological Park

Nanshan District, Shenzhen

Guangdong Province, PRC 518063

Dear Sirs,

We hereby consent to the reference to our firm and the summary of our opinion under the headings, “Item 3. Key Information” and “Item 4. Information on the Company” in Skillful Craftsman Education Technology Limited’s Form 20-F for the fiscal year ended March 31, 2025, which will be filed with the Securities and Exchange Commission (the “SEC”) in month of August 2025 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ V&T Law Firm
V&T Law Firm